EXHIBIT 32.1

Certification of Chief Executive Officer furnished pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S. C. 1350) as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, John Macneil, the President and Chief Executive Officer of Trikon Technologies, Inc (the “Company”), do hereby certify to the best of my knowledge and belief that:

1.	The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2005 (the “Report”) fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 9, 2005

/s/ John Macneil
John Macneil
Chief Executive Officer,
President and Director